UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 5, 2009
Sykes Enterprises, Incorporated
(Exact name of registrant as specified in its charter)

Florida	0-28274	56-1383460

(State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification No.

400 N. Ashley Drive, Tampa, Florida	33602

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (813) 274-1000
(Former name or former address if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☑   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Merger Agreement with ICT Group, Inc.
     On October 5, 2009, Sykes Enterprises, Incorporated, SH Merger Subsidiary I, Inc., a Pennsylvania corporation and direct wholly-owned subsidiary of Sykes (“Merger Sub”), SH Merger Subsidiary II, LLC, a Florida limited liability company and direct wholly-owned subsidiary of Sykes (“Merger Sub II” and, together with Merger Sub, the “Merger Subs”), and ICT Group, Inc., a Pennsylvania corporation (“ICT Group”), entered into a definitive Agreement and Plan of Merger (the “Merger Agreement”).
     Pursuant to the terms of the Merger Agreement and subject to the conditions set forth therein, Merger Sub will merge with and into ICT Group with ICT Group as the surviving corporation (the “Merger”). Immediately after the effective time of the Merger, ICT Group will merge with and into Merger Sub II with Merger Sub II surviving as a wholly-owned subsidiary of Sykes (the “Second Merger” and, together with the Merger, the “Mergers”).
     As a result of the Merger, each outstanding share of ICT Group’s common stock, par value $0.01 per share (“ICT Group Common Stock”), will be converted into the right to receive consideration valued at $15.38, subject to adjustment as described below. Such consideration shall be payable (i) in cash, without interest, in the amount of $7.69 per share of ICT Group Common Stock, and (ii) the remainder payable in shares of Sykes common stock, par value $0.01 per share (“Sykes Common Stock”), with the number of shares of Sykes Common Stock to be equal to an exchange ratio determined by the formula set forth below, divided by two.
     The exchange ratio for calculating the number of shares of Sykes Common Stock to be issued in exchange for each share of ICT Group Common Stock as a result of the Merger, subject to the terms and conditions of the Merger Agreement, shall, subject to adjustment as set forth in the next paragraph, equal the number determined by dividing $15.38 by the volume weighted average of the per share prices of Sykes Common Stock as listed in The Nasdaq Stock Market, LLC transaction reporting system for the ten consecutive trading days ending on (and including) the third trading day immediately prior to the effective time of the Merger (the “Measurement Value”).
     The exchange ratio is subject to a 7.5% symmetrical collar with respect to changes in the Measurement Value as compared to $20.8979 (the “Initial Sykes Share Value”), which is the volume weighted average of the per share prices of Sykes Common Stock as listed in The Nasdaq Stock Market, LLC transaction reporting system for the ten consecutive trading days ending on October 2, 2009, the last trading day immediately prior to the date of the Merger Agreement. Within this collar, the exchange ratio will be determined in accordance with the previous paragraph. If, however, the Measurement Value is equal to or less than $19.3306 (representing 92.5% of the Initial Sykes Share Value), then the exchange ratio will be 0.7956 and 0.3978 shares of Sykes Common Stock will be issued for each share of ICT Group Common Stock. On the other hand, if the Measurement Value is equal to or greater than $22.4652 (representing 107.5% of the Initial Sykes Share Value), then the exchange ratio will be 0.6846 and 0.3423 shares of Sykes Common Stock will be issued for each share of ICT Group Common Stock.
     The Mergers, taken together, are intended to qualify as a reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”), thereby making the transaction a tax-free reorganization with respect to the stock portion of the consideration to be paid to the ICT Group shareholders.
     The completion of the Merger is subject to certain conditions, including, among others, (i) adoption of the Merger Agreement by ICT Group’s shareholders, (ii) the absence of certain legal impediments to the consummation of the Merger, (iii) the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and obtaining antitrust approvals in any other jurisdictions, if necessary, (iv) subject to certain materiality exceptions, the accuracy of the representations and warranties made by Sykes and ICT Group, respectively, and compliance by Sykes and ICT Group with their respective obligations under the Merger Agreement, (v) declaration of the effectiveness by the U.S. Securities and Exchange Commission (“SEC”) of the Registration Statement on Form S-4 to be filed by Sykes, (vi) approval by The NASDAQ Stock Market, LLC for the listing of Sykes Common Stock; and (vii) delivery of customary opinions from counsel to ICT Group and counsel to Sykes to the effect that the two Mergers will, taken together, be treated as a reorganization within the meaning of Section 368(a) of the Code.
     Each of Sykes and ICT Group has made representations, warranties and covenants in the Merger Agreement. ICT Group’s covenants and agreements include, among other things (i) to conduct its business in the ordinary course of business during the period between the execution of the Merger Agreement and the closing of the Merger, and (ii) not to solicit or initiate discussions with third parties regarding alternative transactions and to respond to proposals regarding such alternative transactions only in accordance with the terms of the Merger Agreement. Sykes’ covenants and agreements include, among other things (i) to conduct its business in the ordinary course of business during the period between the execution of the Merger Agreement and the closing of the Merger and (ii) not to engage in acquisitions, or, in excess of a specified threshold, repurchases of Sykes Common Stock.
     The Merger Agreement contains specified termination rights for each of Sykes and ICT Group and further provides that, upon termination of the Merger Agreement by Sykes or ICT Group under certain circumstances, ICT Group may be obligated to pay Sykes a termination fee of $7.5 million and to reimburse Sykes for up to $4.5 million of expenses actually incurred by Sykes in connection with the Merger. In addition, if Sykes or ICT Group terminates the Merger agreement as a result of the failure of ICT Group’s shareholders to approve the Merger, ICT Group will be required to reimburse Sykes for up to $4.5 million of expenses actually incurred by Sykes in connection with the Merger.
     The foregoing description of the Merger Agreement and the transactions contemplated thereby is not complete and is subject to and qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and the terms of which are incorporated herein by reference.

     The Merger Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other financial information about Sykes, ICT Group, or their respective subsidiaries and affiliates. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of that agreement and as of specific dates; were solely for the benefit of the parties to the Merger Agreement; may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of Sykes, the Merger Subs or ICT Group or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in public disclosures by the Sykes and ICT Group.
Voting Agreement with Shareholders of ICT Group
     In connection with the execution of the Merger Agreement, Sykes, Merger Sub the ICT Group concurrently entered into a Voting Agreement (the “Voting Agreement”) with John J. Brennan, ICT’s Chief Executive Officer and member of the ICT board of directors, Donald P. Brennan, a member of ICT’s board of directors, and certain other shareholders of ICT (collectively, the “Affiliated Shareholders”). The shares of ICT Group Common Stock that are beneficially owned by such Affiliated Shareholders and that are subject to the Voting Agreement represent, in the aggregate, approximately 39% of the outstanding shares of ICT Group Common Stock. Pursuant to the Voting Agreement, the Affiliated Shareholders agree to vote the shares of ICT Group Common Stock that are subject to the Voting Agreement in favor of the Merger.
     The Voting Agreement will terminate upon the earliest to occur of (i) the completion of the Merger, (ii) the termination of the Merger Agreement in accordance with its terms, or (iii) the amendment of the Merger Agreement in any material respect (other than to increase the merger consideration) unless the amendment is approved by the Affiliated Shareholders.
     The foregoing description of the Voting Agreement is qualified in its entirety by reference to the full text of the Voting Agreement, which is attached hereto as Exhibit 9.1 and is incorporated herein by reference.
Forward-Looking Statements
     This document includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Such statements may include, but are not limited to, statements about the benefits of the proposed Merger between Sykes and ICT Group, including future financial and operating results, the combined company’s plans, objectives, expectations and intentions and other statements that are not historical facts. Such statements are based upon the current beliefs and expectations of

Sykes’ and ICT Group’s managements and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements.
     The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: the possibility that the expected synergies from the proposed Merger of Sykes and ICT Group will not be realized, or will not be realized within the expected time period, due to, among other things, the ability to obtain governmental and self-regulatory organization approvals of the Merger on the proposed terms and schedule; the failure of ICT Group shareholders to approve the Merger; the risk that the businesses will not be integrated successfully; disruption from the Merger making it more difficult to maintain business and operational relationships; the possibility that the Merger does not close, including, but not limited to, due to the failure to satisfy the closing conditions; Sykes’ and ICT Group’s ability to accurately predict future market conditions; and the exposure to litigation and/or regulatory actions. Additional factors that could cause results to differ materially from those described in the forward-looking statements can be found in the Sykes’ 2008 Annual Report on Form 10-K, ICT Group’s 2008 Annual Report on Form 10-K and each company’s other filings with the SEC available at the SEC’s Internet site (http://www.sec.gov).
Additional Information
In connection with the proposed Merger, Sykes will file with the SEC a Registration Statement on Form S-4 that will include a proxy statement of ICT Group that also constitutes a prospectus of Sykes. ICT Group will mail the proxy statement/prospectus to its shareholders. Sykes and ICT Group urge investors and security holders to read the proxy statement/prospectus regarding the proposed Merger when it becomes available because it will contain important information. You may obtain copies of all documents filed with the SEC regarding this transaction, free of charge, at the SEC’s website (www.sec.gov). You may also obtain these documents, free of charge, from Sykes’ website, www.sykes.com, under the tab “Investors” and then under the tab “SEC Filings”. You may also obtain these documents, free of charge, from ICT Group’s website, www.ictgroup.com, under the heading “Investors” and then under the tab “SEC Filings”.
Sykes, ICT Group and their respective directors, executive officers and certain other members of management and employees may be soliciting proxies from ICT Group’s shareholders in favor of the Merger. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of ICT Group’s shareholders in connection with the proposed Merger will be set forth in the proxy statement/prospectus when it is filed with the SEC. You can find information about Sykes’ executive officers and directors in the proxy statement for Sykes’ 2009 annual meeting of shareholders, filed with the SEC on April 15, 2009. You can find information about ICT Group’s executive officers and directors in the proxy statement for ICT Group’s 2009 annual meeting of shareholders, filed with the SEC on April 29, 2009. Free copies of these documents may be obtained from Sykes and ICT Group as described above.

Item 9.01. Financial Statements and Exhibits.
     (d) The following exhibits are included with this Report:
Exhibit 2.1	Agreement and Plan of Merger, dated as of October 5, 2009, among ICT Group, Inc., Sykes Enterprises, Incorporated, SH Merger Subsidiary I, Inc., and SH Merger Subsidiary II, LLC.*

Exhibit 9.1	Voting Agreement among Sykes Enterprises, Incorporated, SH Merger Subsidiary I, Inc., ICT Group, Inc., and the shareholders party thereto.
*     Schedules and similar attachments have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Registrant undertakes to furnish supplementally copies of any of the omitted schedules and exhibits upon request by the Securities and Exchange Commission.

SIGNATURES
     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SYKES ENTERPRISES, INCORPORATED
Date: October 9, 2009	By:	/s/ W. Michael Kipphut
Senior Vice President and
Chief Financial Officer

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